Exhibit 10.1

NINTH AMENDMENT TO LEASE AGREEMENT

THIS NINTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 31st day of August, 2020 (the “Effective Date”) by and between VENABLE HISTORIC, LLC, a Delaware limited liability company (“Landlord”), and PRECISION BIOSCIENCES, INC., a Delaware corporation (“Tenant”), with respect to the following recitals:

A.Pursuant to that certain Lease Agreement dated April 5, 2010 (the “Original Lease”), as modified by a First Amendment to Lease Agreement dated August 19, 2011, and by a Second Amendment to Lease Agreement dated July 13, 2015, and by a Third Amendment to Lease Agreement dated January 12, 2016, and by a Fourth Amendment to Lease Agreement dated September 30, 2016 (the “Fourth Amendment”), and by a Fifth Amendment to Lease Agreement dated January 24, 2018, and by a Sixth Amendment to Lease Agreement dated August 6, 2018, and by a Seventh Amendment to Lease Agreement dated November 14, 2018, an Amended and Restated Seventh Amendment to Lease Agreement dated February ___, 2019, and an Eighth Amendment to Lease Agreement dated March 3, 2020 (collectively, the “Lease”), Landlord (as successor to Venable Tenant LLC, and VC Owner, LLC) leases to Tenant certain office space in the group of interconnected buildings situated at 302 East Pettigrew Street, Durham, North Carolina known collectively as “Venable Center” (the “Project”), as more particularly described in the Lease;

B.All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 330 rentable square feet of space known as Suite 100 (the “Suite 100 Premises”) in the Prizery Building (the “Building”) located within the Project, as outlined on Exhibit A attached hereto and incorporated herein.  The Term of the Lease with respect to the Suite 100 Premises shall commence as of September 1, 2020 (the “Ninth Amendment Commencement Date”) and shall be coterminous with the Term applicable to the remainder of the Premises. From and after the Ninth Amendment Commencement Date, the Suite 100 Premises shall constitute a portion of the “Premises” for all purposes under the Lease. Landlord shall have no liability to Tenant in the event Landlord is unable to deliver possession of the Suite 100 Premises to Tenant on the Ninth Amendment Commencement Date due to the holding over by the prior tenant thereof or due to any other matter beyond Landlord's reasonable control (and further provided that Landlord shall use commercially reasonable efforts to enforce its rights under the existing lease agreement for the tenant currently occupying the Suite 100 Premises); however, in the event Landlord is unable to deliver possession of the Suite 100 Premises on or before the Suite 100 Rent Commencement Date (defined below), Base Rent with respect to the Suite 100 Premises will not begin to accrue until the first business day after Landlord is able to deliver possession of the Suite 100 Premises, broom clean and free of any prior tenancy.

2.Base Rent for Suite 100 Premises.  From and after October 1, 2020, (the “Suite 100 Rent Commencement Date”), Tenant shall pay Base Rent with respect to the Suite 100 Premises only in accordance with the following rent table:

Period	Rate	Annual Base Rent	Monthly Base Rent
Suite 100 RCD* – January 31, 2021	$32.50	N/A	$893.75
February 1, 2021 – January 31, 2022	$33.48	$11,048.40	$920.70
February 1, 2022 – January 31, 2023	$34.48	$11,378.40	$948.20
February 1, 2023 – January 31, 2024	$35.51	$11,718.36	$976.53
February 1, 2024 – July 31, 2024	$36.58	N/A	$1,005.95

* Suite 100 Rent Commencement Date.

3.Additional Rent.  Commencing on the Suite 100 Rent Commencement Date, Tenant shall pay Additional Rent with respect to the Suite 100 Premises pursuant to Section 6 of the Original Lease. With respect to the Suite 100 Premises (only), Tenant’s Proportionate Share shall be (i) 1.59%, which is the ratio of 330 (the rentable square footage of the Suite 100 Premises) to 20,814 (the rentable square footage of the Building), and (ii) 0.38%, which is the ratio of 330 (the rentable square footage of the Suite 100 Premises) to 87,416 (the rentable square footage of the Project) for the Project. Notwithstanding anything in the Lease to the contrary, with respect to the Suite 100 Premises only, the Base Rent is a modified “full-service” rental rate, and commencing on January 1, 2021, Tenant shall pay its Proportionate Share of increases in Operating Expenses over the Operating Expenses incurred in calendar year 2020.

4.Tenant Improvements.  Subject to this Section 4, Tenant shall accept the Suite 100 Premises in its “as is” condition (subject to Landlord's continuing repair and maintenance obligations, as outlined in Section 10 of the Original Lease (as may be amended)), and Landlord shall have no obligation to make any alterations or improvements thereto whatsoever (provided that Landlord shall deliver same in good and tenantable condition, broom clean, with all systems serving same in good working order). Any alterations that Tenant desires to make in the Suite 100 Premises shall be subject to all the terms and conditions set forth in Section 11 of the Original Lease.

5.Brokers.  Landlord and Tenant each warrant to the other that in connection with this Amendment neither has employed or dealt with any broker, agent or finder, other than CBRERaleigh, LLC (the “Landlord’s Broker”) and Cushman & Wakefield (the “Tenant’s Broker”, together with Landlord’s Broker, collectively, “Brokers”). Landlord acknowledges that it shall pay any commission or fee due to the Landlord’s Broker, pursuant to a separate written agreement.  Landlord’s Broker shall pay any commission or fee due to Tenant’s Broker, pursuant to a separate written agreement. Each party shall indemnify and hold the other harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by the indemnifying party or with whom the indemnifying party has dealt, other than the Brokers.

6.Notices.  The Landlord notice information and payment information in Section 29(b) of the Original Lease, as amended by Section 8 of the Amended and Restated Seventh Amendment to Lease Agreement is hereby deleted in its entirety, and replaced with the addresses set forth on Exhibit B, attached hereto and incorporated by reference.

7.Acknowledgement.  Landlord and Tenant acknowledge that, to their actual knowledge, each party has complied with all of its obligations under the Lease to date, and, to the extent not expressly modified hereby, all of the terms and conditions of said Lease shall remain unchanged and in full force and effect.

8.Miscellaneous.  The foregoing is intended to be an addition and a modification to the Lease.  Except as modified and amended by this Amendment, the Lease shall remain in full force and effect.  If anything contained in this Amendment conflicts with any terms of the Lease, then the terms of this Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.  Each party to this Amendment shall execute all instruments and documents and take such further action as may be reasonably required to effectuate the purposes of this Amendment.  This Amendment may be modified only by a writing executed by the parties hereto.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.  The invalidity of any portion of this Amendment shall not have any effect on the balance hereof.  This Amendment shall be binding upon the parties hereto, as well as their successors, heirs, executors and assigns.  This Amendment shall be governed by, and construed in accordance with North Carolina law.

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IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment as of the day and year first above written.

LANDLORD:
VC HISTORIC, LLC
a Delaware limited liability company
By:	/s/ Jeff Sheehan
Name:	Jeff Sheehan
Title:	Manager
TENANT:
PRECISION BIOSCIENCES, INC.
a Delaware corporation
By:	/s/ Sinu Bhandaru
Name:	Sinu Bhandaru
Title:	Vice-President Operations & IT

EXHIBIT A

FLOOR PLAN OF SUITE 100 PREMISES

EXHIBIT B

LANDLORD NOTICE AND PAYMENT ADDRESSES

For Notice Information
Landlord:	Venable Historic, LLC
c/o Jordan Park Group LLC
100 Pine Street, Suite 2600
San Francisco, CA 94111
Attention: Legal and Compliance
Email: legalcompliance@jordanpark.com
And to:	c/o Trinity Capital Advisors, LLC
440 South Church Street, Suite 800
Charlotte, NC 28202
Attn: Jeff Sheehan
Email: jsheehan@trinitycapitaladvisors.com
And to:	c/o SLI Capital, LLC
424 Six Forks Rd, Suite 820
Raleigh, NC 27609
Attn: Bryan Kane
Email: bmk@slicap.com
With copy to:	Sidley Austin LLP
484 Seventh Avenue
New York, NY 10019
Attn: Steven C. Koppel
Email: skoppel@sidley.com
With copy to:	Troutman Pepper Hamilton Sanders LLP
301 South College Street, Suite 3400
Charlotte, NC 28202
Attn: Patrick L. Ridinger
Email: patrick.ridinger@troutman.com
For Payment Information:
Landlord:	Venable Historic, LLC
c/o TP Triangle, LLC
3020 Carrington Mill Blvd, Suite 425
Morrisville, NC 27560
For ACH payments:
JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, New York 10017
ABA # - 021000021
Account Number – 758985498
For Account of - VENABLE HISTORIC, LLC

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